EXHIBIT 99.2

Q4 2024

Supplemental Information

PIEDMONT®
OFFICE REALTY TRUST

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 40 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 33. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in the Sunbelt. The Company is a fully integrated, self-managed real estate investment trust (REIT) headquartered in Atlanta, Georgia with local management offices in each of its markets. The Company's senior unsecured notes are investment-grade rated by Moody's, Standard & Poor's and Fitch Ratings. Piedmont is a 2024 ENERGY STAR Partner of the Year – Sustained Excellence. For more information, see www.piedmontreit.com.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission as of December 31, 2024 and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2024	December 31, 2023
Number of in-service projects (1)	30	34
Rentable in-service square footage (in thousands) (1)	15,323	16,563
Percent leased (2)	88.4%	87.1%
Capitalization (in thousands):
Total debt - GAAP	$2,222,346	$2,054,596
Total net principal amount of debt outstanding (net of cash and investments on hand at period end) (3) (excludes premiums, discounts, and deferred financing costs)	$2,128,541	$2,065,827
Equity market capitalization (4)	$1,135,360	$879,616
Total market capitalization (4)	$3,377,783	$2,949,649
Average net principal amount of debt to Core EBITDA - quarterly (5)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (6)	6.8 x	6.4 x
Net principal amount of debt / Total gross assets less cash and cash equivalents (3)	39.2%	38.2%
Common stock data:
High closing price during quarter	$11.07	$7.50
Low closing price during quarter	$8.52	$5.07
Closing price of common stock at period end	$9.15	$7.11
Weighted average fully diluted shares outstanding during quarter (in thousands)	125,614	123,846
Shares of common stock issued and outstanding at period end (in thousands)	124,083	123,715
Annualized current dividend per share (7)	$0.50	$0.50
Issuer Credit Ratings (Moody's / Standard & Poor's / Fitch) (8)	Baa3 / BB+ / BBB-	Baa3 / BBB- / NA
Senior Unsecured Notes Ratings (Moody's / Standard & Poor's / Fitch) (8)	Baa3 / BBB- / BBB-	Baa3 / BBB- / NA
Employees	150	150

(1)
As of December 31, 2024, the Company's in-service office portfolio excluded three projects currently held out of service for redevelopment, totaling 784,000 square feet. During the twelve months ended December 31, 2024, the Company sold two assets, totaling 572,000 square feet in Dallas, TX. Additional information on these projects can be found on page 32.

(2)	Please refer to page 23 for additional analysis and definition regarding the Company's leased percentage.
(3)	At December 31, 2024, the Company held a total of $113.9 million in cash and cash equivalents, escrow deposits and restricted cash to be used primarily for future debt retirement in early 2025; the metric shown is on a net debt basis to account for this elevated cash balance.
(4)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(5)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(6)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(7)	Annualized amount based on the regular dividends per share recorded for the most recent quarter.
(8)	Fitch Ratings coverage was initiated on Feb 6, 2025.

Piedmont Office Realty Trust, Inc.
Investor Information

Executive Management

C. Brent Smith	Sherry L. Rexroad	George Wells	Laura P. Moon
Chief Executive Officer and President	Chief Financial Officer	Chief Operating Officer and	Chief Accounting Officer and Treasurer
and Director	and Executive Vice President	Executive Vice President, Northeast Region	and Senior Vice President

Kevin D. Fossum	Christopher A. Kollme	Thomas A. McKean	Damian J. Miller
Executive Vice President,	Executive Vice President,	Senior Vice President,	Executive Vice President,
Property Management	Investments	Associate General Counsel and	Dallas and Minneapolis
Corporate Secretary

Lisa M. Tyler	Alex Valente
Senior Vice President,	Executive Vice President,
Human Resources	Southeast Region and Washington, DC

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Venkatesh S. Durvasula
Chair of the Board of Directors	Vice Chair of the Board of Directors	Director	Director
Chair of the Audit Committee	Chair of the Capital Committee	Chair of the Compensation Committee	Member of the Capital Committee
Member of the Governance Committee	Member of the Audit Committee	Member of the Audit Committee	Member of the Compensation Committee
Member of the Capital Committee

Mary Hager	Barbara B. Lang	C. Brent Smith
Director	Director	Director
Member of the Capital Committee	Chair of the Governance Committee	Chief Executive Officer and President
Member of the Governance Committee	Member of the Compensation Committee

Contact Information
Corporate Headquarters	Research Analysts / Institutional Investors	Shareholder Services / Transfer Agent Services	Corporate Counsel

5565 Glenridge Connector, Suite 450	770.418.8592	Computershare, Inc.	King & Spalding
Atlanta, Georgia 30342	investor.relations@piedmontreit.com	866.354.3485	1180 Peachtree Street, NE
770.418.8800		investor.services@piedmontreit.com	Atlanta, GA 30309
www.piedmontreit.com			404.572.4600

Piedmont Office Realty Trust, Inc.
Earnings Release

Piedmont Office Realty Trust Reports Fourth Quarter and Annual 2024 Results

ATLANTA, February 13, 2025--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter and year ended December 31, 2024.

Highlights for the Three Months and Year Ended December 31, 2024:

Financial Results:

	Three Months Ended		Year Ended
(in 000s other than per share amounts)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss applicable to Piedmont	$(29,978)	$(28,030)	$(79,069)	$(48,387)
Net loss per share applicable to common stockholders - basic and diluted	$(0.24)	$(0.23)	$(0.64)	$(0.39)
Impairment charges	$15,400	$18,489	$33,832	$29,446
Executive separation costs	$4,831	$0	$4,831	$0
Interest expense, net of interest income	$30,100	$28,185	$119,243	$97,722
NAREIT FFO applicable to common stock	$41,605	$50,624	$180,350	$214,399
Core FFO applicable to common stock	$46,436	$50,624	$185,567	$215,219
NAREIT FFO per diluted share	$0.33	$0.41	$1.44	$1.73
Core FFO per diluted share	$0.37	$0.41	$1.49	$1.74
Adjusted FFO applicable to common stock	$27,671	$31,833	$109,239	$153,008
Same Store NOI - cash basis	0.9%		2.6%
Same Store NOI - accrual basis	2.5%		1.6%
•Piedmont recognized a net loss of $30.0 million, or $0.24 per diluted share, for the fourth quarter of 2024, as compared to a net loss of $28.0 million, or $0.23 per diluted share, for the fourth quarter of 2023, with both periods reflecting impairment charges and elevated interest expense, net of interest income, as a result of recent refinancing activity in a higher interest rate environment. Additionally, the results for the fourth quarter of 2024 included $4.8 million of executive separation costs.

•Core FFO, which removes the impairment charges and separation costs mentioned above, as well as loss on sale of real estate assets, loss on early extinguishment of debt, and depreciation and amortization expense, was $0.37 per diluted share for the fourth quarter of 2024, as compared to $0.41 per diluted share for the fourth quarter of 2023. Approximately $0.02 of the decrease is due to the increased interest expense, net of interest income, mentioned above, with the remaining decrease attributable to the sale of two properties and the downtime between the expiration of a few large leases during the year ended December 31, 2024, before newly executed leases commence.

•Same Store NOI - cash basis for the three months and year ended December 31, 2024 increased 0.9% and 2.6%, respectively, reflecting the fourth straight year of positive growth.

Leasing:

	Three Months Ended December 31, 2024	Year Ended December 31, 2024
# of lease transactions	45	230
Total leasing sf (in 000s)	433	2,431
New tenant leasing sf (in 000s)	94	1,032
Cash rent roll up	11.5%	11.9%
Accrual rent roll up	14.7%	18.9%
Leased percentage as of period end	88.4%
•The Company completed approximately 433,000 square feet of leasing during the fourth quarter, bringing total completed leasing for the year to approximately 2.4 million square feet, the most leasing completed on an annual basis since 2015 and above the Company's original expected 2024 leasing goal.
•Over a million square feet, or 42%, of the Company's 2024 leasing activity pertained to new tenant leasing, which is the largest amount of new leasing the Company has completed in a year since 2016.
•Rental rates on leases executed during the three months and year ended December 31, 2024 for space vacant one year or less increased approximately 11.5% and 11.9% on a cash basis, respectively, and 14.7% and 18.9% on an accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of December 31, 2024 was 88.4%, as compared to 87.1% as of December 31, 2023, with the increase attributable to net leasing activity completed, as well as the sale of two assets and the reclassification of two projects to out-of-service, during the year ended December 31, 2024.
•As of December 31, 2024, the Company had approximately 1.4 million square feet of executed leases for vacant space that is yet to commence or is currently under rental abatement, representing approximately $46 million of future additional annual cash rents.

Balance Sheet (including subsequent events):

(in 000s except for ratios)	December 31, 2024	December 31, 2023
Cash and Cash Equivalents	$109,637	$825
Total Real Estate Assets	$3,461,239	$3,512,527
Total Assets	$4,114,651	$4,057,082
Total Debt	$2,222,346	$2,054,596
Weighted Average Cost of Debt	6.01%	5.82%
Net Principal Amount of Debt / Total Gross Assets less Cash and Cash Equivalents	39.2%	38.2%
Average Net Debt to Core EBITDA (qtr)	6.8 x	6.5 x
•As of December 31, 2024, the Company's total liquidity was $710 million comprised of an unused $600 million line of credit and approximately $110 million in cash and cash equivalents.
•Subsequent to December 31, 2024, the Company amended its $200 million syndicated bank term loan to increase the principal amount of the loan by $125 million (to a total of $325 million) and add two six month extension options for a final maturity date of January 29, 2028. The net proceeds from the increased principal, along with cash on hand and the Company's line of credit were used to repay a $250 million unsecured bank term loan that was scheduled to mature in March of 2025.
•Also subsequent to December 31, 2024, the Company recast its $600 million revolving credit facility to extend the maturity date to June 30, 2028, with two additional one year extension options, for a final maturity date of June 30, 2030. The Company currently has approximately $500 million of availability under this $600 million revolving credit facility.
•As a result of the above refinancing activity, the Company currently has no debt with a final maturity until 2028.

ESG and Operations:
•Five projects in the Company's portfolio won TOBY (The Outstanding Building of the Year) recognition in their respective categories during the fourth quarter.
•As of December 31, 2024, approximately 84% and 72% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 61% of its portfolio is certified LEED gold or higher.

Commenting on the Company's results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "2024 was an extremely successful year from a leasing perspective as we completed the greatest volume of leasing on an annual basis since 2015. Over a million square feet of that leasing was related to new tenant leases, resulting in absorption for our in-service portfolio and a year-end leased percentage of 88.4%, significantly above our original projections for the year. Furthermore, the leases we executed during 2024 reflected strong rental rate growth - approximately 12% on a cash basis and almost 20% on an accrual basis. At the end of 2024 our contractual backlog of leased space yet to commence or begin paying cash rents, stood at $46 million of future annual cash flow, which we expect will bolster our financial results during the latter half of 2025 as those leases commence or reach the end of their abatement period. Continuing, Mr. Smith added "Further, the refinancing activity we completed today means that we have no remaining debt with a final maturity until 2028."

First Quarter 2025 Dividend:

As previously announced, on February 3, 2025, the board of directors of Piedmont declared a dividend for the first quarter of 2025 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on February 21, 2025, payable on March 14, 2025.

Guidance for 2025:

The Company is introducing guidance for the year ending December 31, 2025 as follows:

(in millions, except per share data)	Low	High
Net loss	$(49)	$(46)
Add:
Depreciation	165	168
Amortization	58	60
NAREIT FFO applicable to common stock	174	182
Loss on early extinguishment of debt	0.5	0.5
Core FFO applicable to common stock	$175	$183
Core FFO applicable to common stock per diluted share	$1.38	$1.44

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:

Property Operation Assumptions:

•Executed leasing for the year of approximately 1.4-1.6 million square feet resulting in an increase in the anticipated year-end leased percentage for the Company's in-service portfolio to approximately 89-90%, exclusive of any speculative acquisition or disposition activity;

•Same Store NOI of flat to 3% increase on both a cash and accrual basis for the year;

Financing Assumptions:

•Interest expense (net of interest income) of approximately $127-129 million as compared to $119 million in 2024, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during 2024 and early 2025;

Other Assumptions:

•General and administrative expense of approximately $30-32 million;

•Weighted average shares outstanding of 126-127 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Below is a roll forward of 2024 Actual Core FFO per diluted share to the Company's 2025 Guidance Range, given the assumptions listed above:

	Low	High
2024 Annual Core FFO (actual)	$1.49	$1.49

Increase in property net operating income	0.04	0.08
Decrease in property net operating income due to 2024 dispositions of assets	(0.02)	(0.02)
Increase in interest expense (net of interest income)	(0.08)	(0.07)
Increase in general and administrative costs	(0.02)	(0.01)
Decrease in third-party management revenue	(0.01)	(0.01)
	$(0.09)	$(0.03)
Dilution due to increase in weighted average shares outstanding	(0.02)	(0.02)

2025 Annual Core FFO Guidance Range	$1.38	$1.44

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Risks, Uncertainties & Limitations" below.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 33 and reconciliations are provided beginning on page 35.

	Three Months Ended
Selected Operating Data	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

Percent leased	88.4%	88.8%	87.3%	87.8%	87.1%
Percent leased - economic (1)	80.7%	80.6%	78.8%	81.2%	81.5%
Total revenues	$143,231	$139,293	$143,262	$144,538	$145,331
Net income (loss) applicable to Piedmont	-$29,978	-$11,519	-$9,809	-$27,763	-$28,030
Net income (loss) per share applicable to common stockholders - diluted	-$0.24	-$0.09	-$0.08	-$0.22	-$0.23
Core EBITDA	$78,455	$77,065	$76,673	$77,760	$79,215
Core FFO applicable to common stock	$46,436	$44,627	$46,751	$47,753	$50,624
Core FFO per share - diluted	$0.37	$0.36	$0.37	$0.39	$0.41
AFFO applicable to common stock	$27,671	$29,069	$27,758	$24,741	$31,833
Gross regular dividends (2)	$15,500	$15,500	$15,499	$15,479	$15,464
Regular dividends per share (2)	$0.125	$0.125	$0.125	$0.125	$0.125
Same store net operating income - accrual basis (3)	2.5%	-2.1%	3.7%	2.1%	1.1%
Same store net operating income - cash basis (3)	0.9%	-0.8%	5.7%	5.1%	4.8%
Rental rate roll up / roll down - accrual rents	14.7%	8.5%	23.0%	18.6%	11.3%
Rental rate roll up / roll down - cash rents	11.5%	4.0%	15.2%	8.0%	0.0%
Selected Balance Sheet Data
Total real estate assets, net	$3,461,239	$3,461,874	$3,468,030	$3,452,475	$3,512,527
Total assets	$4,114,651	$4,138,217	$4,158,643	$3,993,996	$4,057,082
Total liabilities	$2,526,524	$2,508,049	$2,500,319	$2,312,084	$2,334,110
Ratios & Information for Debt Holders
Core EBITDA to total revenues	54.8%	55.3%	53.5%	53.8%	54.5%
Fixed charge coverage ratio (4)	2.2 x	2.1 x	2.3 x	2.3 x	2.5 x
Average net principal amount of debt to Core EBITDA - quarterly (5)	6.8 x	6.8 x	6.8 x	6.8 x	6.5 x
Total gross real estate assets	$4,688,113	$4,658,663	$4,636,715	$4,596,744	$4,647,105
Total debt - GAAP	$2,222,346	$2,221,907	$2,221,738	$2,070,070	$2,054,596
Net principal amount of debt (6)	$2,128,541	$2,106,333	$2,100,347	$2,078,263	$2,065,827

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements.
(2)	Dividends are reflected in the quarter in which the record date occurred.
(3)
Please refer to the three pages starting with page 14 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(4)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).

The Company had principal amortization of $0.9 million for the quarter ended December 31, 2024, $0.9 million for the quarter ended September 30, 2024, $0.9 million for the quarter ended June 30, 2024, $0.9 million for the quarter ended March 31, 2024, and $0.8 million for the quarter ended December 31, 2023.

The Company had capitalized interest of $3.7 million for the quarter ended December 31, 2024, $3.4 million for the quarter ended September 30, 2024, $3.0 million for the quarter ended June 30, 2024, $2.8 million for the quarter ended March 31, 2024, and $2.5 million for the quarter ended December 31, 2023.
(5)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(6)	Defined as the total principal amount of debt outstanding, minus cash and escrow deposits and restricted cash, all as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Assets:
Real estate assets, at cost:
Land	$552,744	$552,744	$552,744	$552,744	$559,384
Buildings and improvements	3,894,804	3,815,948	3,791,196	3,769,592	3,788,249
Buildings and improvements, accumulated depreciation	(1,150,892)	(1,116,169)	(1,080,613)	(1,056,469)	(1,039,136)
Intangible lease assets	136,461	146,005	151,015	156,804	170,654
Intangible lease assets, accumulated amortization	(75,982)	(80,620)	(80,251)	(80,070)	(88,066)
Construction in progress	104,104	143,966	115,213	91,112	85,239
Real estate assets held for sale, gross	—	—	26,547	26,492	43,579
Real estate assets held for sale, accumulated depreciation & amortization	—	—	(7,821)	(7,730)	(7,376)
Total real estate assets	3,461,239	3,461,874	3,468,030	3,452,475	3,512,527
Cash and cash equivalents	109,637	133,624	138,454	3,544	825
Tenant receivables, net of allowance for doubtful accounts	5,524	6,963	7,619	10,338	7,915
Straight line rent receivable	193,783	189,904	186,913	183,784	182,856
Escrow deposits and restricted cash	4,245	3,343	5,368	4,221	3,381
Prepaid expenses and other assets	25,792	26,455	25,224	22,908	27,559
Goodwill	53,491	53,491	53,491	53,491	53,491
Interest rate swaps	671	992	3,578	4,148	3,032
Deferred lease costs, gross	464,419	468,385	467,710	472,757	485,531
Deferred lease costs, accumulated amortization	(204,150)	(206,814)	(201,008)	(216,835)	(223,248)
Other assets held for sale, gross	—	—	4,016	3,900	3,879
Other assets held for sale, accumulated amortization	—	—	(752)	(735)	(666)
Total assets	$4,114,651	$4,138,217	$4,158,643	$3,993,996	$4,057,082
Liabilities:
Unsecured debt, net of discount	$2,029,923	$2,028,607	$2,027,569	$1,875,042	$1,858,717
Secured debt	192,423	193,300	194,169	195,028	195,879
Accounts payable, accrued expenses, and accrued capital expenditures	164,346	150,648	140,793	106,638	146,659
Deferred income	107,030	99,294	100,131	95,139	89,930
Intangible lease liabilities, less accumulated amortization	32,794	35,165	37,657	40,237	42,925
Interest rate swaps	8	1,035	—	—	—
Total liabilities	2,526,524	2,508,049	2,500,319	2,312,084	2,334,110
Stockholders' equity:
Common stock	1,241	1,240	1,240	1,239	1,237
Additional paid in capital	3,723,680	3,721,423	3,719,419	3,717,599	3,716,742
Cumulative distributions in excess of earnings	(2,128,194)	(2,082,716)	(2,055,697)	(2,030,389)	(1,987,147)
Other comprehensive loss	(10,123)	(11,314)	(8,180)	(8,090)	(9,418)
Piedmont stockholders' equity	1,586,604	1,628,633	1,656,782	1,680,359	1,721,414
Non-controlling interest	1,523	1,535	1,542	1,553	1,558
Total stockholders' equity	1,588,127	1,630,168	1,658,324	1,681,912	1,722,972
Total liabilities, redeemable common stock and stockholders' equity	$4,114,651	$4,138,217	$4,158,643	$3,993,996	$4,057,082
Common stock outstanding at end of period	124,083	124,000	123,995	123,888	123,715

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Revenues: (1)
Rental income	$111,169	$109,393	$111,581	$113,313	$114,357
Tenant reimbursements	24,312	23,439	25,089	25,768	25,090
Property management fee revenue	203	896	482	157	389
Other property related income	7,547	5,565	6,110	5,300	5,495
	143,231	139,293	143,262	144,538	145,331
Expenses:
Property operating costs	58,605	57,510	58,565	59,444	59,085
Depreciation	40,150	39,000	38,814	38,869	38,036
Amortization	16,422	17,067	18,097	18,120	24,232
Impairment charges	15,400	—	—	18,432	18,489
General and administrative (2)	12,650	6,809	8,352	7,612	7,177
	143,227	120,386	123,828	142,477	147,019
Other income (expense):
Interest expense	(31,629)	(32,072)	(29,569)	(29,714)	(28,431)
Other income (expense)	1,648	2,091	328	278	146
Loss on early extinguishment of debt	—	—	—	(386)	—
Gain / (loss) on sale of real estate assets	—	(445)	—	—	1,946
Net income (loss)	(29,977)	(11,519)	(9,807)	(27,761)	(28,027)
Less: Net (income) loss applicable to noncontrolling interest	(1)	—	(2)	(2)	(3)
Net income (loss) applicable to Piedmont	$(29,978)	$(11,519)	$(9,809)	$(27,763)	$(28,030)
Weighted average common shares outstanding - basic and diluted (3)	124,001	124,000	123,953	123,800	123,714
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.24)	$(0.09)	$(0.08)	$(0.22)	$(0.23)
Common stock outstanding at end of period	124,083	124,000	123,995	123,888	123,715

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	General and administrative expense for the fourth quarter of 2024 included $4.8 million in executive separation costs.
(3)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2024	12/31/2023	Change ($)	Change (%)	12/31/2024	12/31/2023	Change ($)	Change (%)
Revenues: (1)
Rental income (2)	$111,169	$114,357	$(3,188)	(2.8)%	$445,456	$454,405	$(8,949)	(2.0)%
Tenant reimbursements (2)	24,312	25,090	(778)	(3.1)%	98,608	100,908	(2,300)	(2.3)%
Property management fee revenue	203	389	(186)	(47.8)%	1,738	1,729	9	0.5%
Other property related income	7,547	5,495	2,052	37.3%	24,522	20,714	3,808	18.4%
	143,231	145,331	(2,100)	(1.4)%	570,324	577,756	(7,432)	(1.3)%
Expenses:
Property operating costs	58,605	59,085	480	0.8%	234,124	235,091	967	0.4%
Depreciation	40,150	38,036	(2,114)	(5.6)%	156,833	148,458	(8,375)	(5.6)%
Amortization	16,422	24,232	7,810	32.2%	69,706	87,756	18,050	20.6%
Impairment charges	15,400	18,489	3,089	16.7%	33,832	29,446	(4,386)	(14.9)%
General and administrative (3)	12,650	7,177	(5,473)	(76.3)%	35,423	29,190	(6,233)	(21.4)%
	143,227	147,019	3,792	2.6%	529,918	529,941	23	—%
Other income (expense):
Interest expense	(31,629)	(28,431)	(3,198)	(11.2)%	(122,984)	(101,258)	(21,726)	(21.5)%
Other income (expense)	1,648	146	1,502	1,028.8%	4,345	3,940	405	10.3%
Loss on early extinguishment of debt	—	—	—		(386)	(820)	434	52.9%
Gain / (loss) on sale of real estate assets	—	1,946	(1,946)	(100.0)%	(445)	1,946	(2,391)	(122.9)%
Net income (loss)	(29,977)	(28,027)	(1,950)	(7.0)%	(79,064)	(48,377)	(30,687)	(63.4)%
Less: Net (income) loss applicable to noncontrolling interest	(1)	(3)	2	66.7%	(5)	(10)	5	50.0%
Net income (loss) applicable to Piedmont	$(29,978)	$(28,030)	$(1,948)	(6.9)%	$(79,069)	$(48,387)	$(30,682)	(63.4)%
Weighted average common shares outstanding - basic and diluted (4)	124,001	123,714			123,939	123,659
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.24)	$(0.23)			$(0.64)	$(0.39)
Common stock outstanding at end of period	124,083	123,715			124,083	123,715

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	The decrease in rental income and tenant reimbursements is due to the sale of two properties in 2024 as well as the downtime between known 2024 lease expirations and the commencement dates for releasing.
(3)	The increase in general and administrative expense is due to $4.8 million in executive separation costs recorded in the fourth quarter of 2024.
(4)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023

GAAP net income (loss) applicable to common stock	$(29,978)	$(28,030)	$(79,069)	$(48,387)
Depreciation of real estate assets (1)	39,769	37,889	155,468	147,569
Amortization of lease-related costs (1)	16,414	24,222	69,674	87,717
Impairment charges	15,400	18,489	33,832	29,446
(Gain) / loss on sale of real estate assets	—	(1,946)	445	(1,946)
NAREIT Funds From Operations applicable to common stock	41,605	50,624	180,350	214,399
Adjustments:
Executive separation costs	4,831	—	4,831	—
Loss on early extinguishment of debt	—	—	386	820
Core Funds From Operations applicable to common stock	46,436	50,624	185,567	215,219
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,463	1,481	5,142	5,442
Depreciation of non real estate assets	370	136	1,320	847
Straight-line effects of lease revenue (1)	(2,901)	(908)	(9,233)	(7,268)
Stock-based compensation adjustments	1,392	1,989	6,632	6,337
Amortization of lease-related intangibles (1)	(2,351)	(2,869)	(10,019)	(13,879)
Non-incremental capital expenditures (2)
Base Building Costs	(5,535)	(5,554)	(31,506)	(20,305)
Tenant Improvement Costs	(4,493)	(2,664)	(11,072)	(13,278)
Leasing Costs	(6,710)	(10,402)	(27,592)	(20,107)
Adjusted Funds From Operations applicable to common stock	$27,671	$31,833	$109,239	$153,008

Weighted average common shares outstanding - diluted (3)	125,614	123,846	124,926	123,702

NAREIT Funds From Operations per share (diluted)	$0.33	$0.41	$1.44	$1.73
Core Funds From Operations per share (diluted)	$0.37	$0.41	$1.49	$1.74

Common stock outstanding at end of period	124,083	123,715	124,083	123,715

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	Non-incremental capital expenditures are defined on page 33.
(3)	Includes potential share dilution using the treasury stock method. Such shares are not included when calculating net loss per share applicable to Piedmont as presented on the Consolidated Statements of Income, as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Net income (loss) applicable to Piedmont	$(29,978)	$(28,030)	$(79,069)	$(48,387)
Net income (loss) applicable to noncontrolling interest	1	3	5	10
Interest expense	31,629	28,431	122,984	101,258
Depreciation (1)	40,139	38,025	156,787	148,417
Amortization (1)	16,414	24,223	69,674	87,717
Depreciation and amortization attributable to noncontrolling interests	19	20	79	80
Impairment charges	15,400	18,489	33,832	29,446
(Gain) / loss on sale of real estate assets	—	(1,946)	445	(1,946)
EBITDAre	73,624	79,215	304,737	316,595
Executive separation costs	4,831	—	4,831	—
Loss on early extinguishment of debt	—	—	386	820
Core EBITDA (2)	78,455	79,215	309,954	317,415
General and administrative expense	7,819	7,177	30,592	29,190
Non-cash general reserve for uncollectible accounts	—	—	—	(1,000)
Management fee revenue (net)	(126)	(247)	(1,091)	(1,004)
Other (income) expense	(1,540)	(38)	(3,915)	(3,256)
Straight-line effects of lease revenue (1)	(2,901)	(908)	(9,233)	(7,268)
Straight-line effects of lease revenue attributable to noncontrolling interests	2	(3)	3	(10)
Amortization of lease-related intangibles (1)	(2,351)	(2,869)	(10,019)	(13,879)
Property net operating income (cash basis)	79,358	82,327	316,291	320,188
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (3)	(35)	(990)	(1,783)	(3,343)
Other investments (4)	92	(2,609)	(745)	(10,957)
Same store net operating income (cash basis)	$79,415	$78,728	$313,763	$305,888
Change period over period	0.9%	N/A	2.6%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended December 31, 2024, Piedmont recognized de minimis termination income, as compared with $2.7 million during the same period in 2023. During the twelve months ended December 31, 2024, Piedmont recognized $0.8 million of termination income, as compared with $3.4 million during the same period in 2023.
(3)	Reflects the dispositions of One Lincoln Park and 750 West John Carpenter Freeway in Dallas, TX sold in the first and third quarters of 2024, respectively.
(4)	Reflects various land holdings and three out-of-service redevelopment projects. Additional information on these entities can be found on page 32.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Net income (loss) applicable to Piedmont	$(29,978)	$(28,030)	$(79,069)	$(48,387)
Net income (loss) applicable to noncontrolling interest	1	3	5	10
Interest expense	31,629	28,431	122,984	101,258
Depreciation (1)	40,139	38,025	156,787	148,417
Amortization (1)	16,414	24,223	69,674	87,717
Depreciation and amortization attributable to noncontrolling interests	19	20	79	80
Impairment charges	15,400	18,489	33,832	29,446
(Gain) / loss on sale of real estate assets	—	(1,946)	445	(1,946)
EBITDAre	73,624	79,215	304,737	316,595
Executive separation costs	4,831	—	4,831	—
Loss on early extinguishment of debt	—	—	386	820
Core EBITDA (2)	78,455	79,215	309,954	317,415
General and administrative expense	7,819	7,177	30,592	29,190
Management fee revenue (net)	(126)	(247)	(1,091)	(1,004)
Other (income) expense	(1,540)	(38)	(3,915)	(3,256)
Property net operating income (accrual basis)	84,608	86,107	335,540	342,345
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (3)	(35)	(974)	(2,067)	(4,132)
Other investments (4)	(67)	(2,658)	(1,198)	(11,046)
Same store net operating income (accrual basis)	$84,506	$82,475	$332,275	$327,167
Change period over period	2.5%	N/A	1.6%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties.
(2)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months ended December 31, 2024, Piedmont recognized de minimis termination income, as compared with $2.7 million during the same period in 2023. During the twelve months ended December 31, 2024, Piedmont recognized $0.8 million of termination income, as compared with $3.4 million during the same period in 2023.
(3)	Reflects the dispositions of One Lincoln Park and 750 West John Carpenter Freeway in Dallas, TX sold in the first and third quarters of 2024, respectively.
(4)	Reflects various land holdings and three out-of-service redevelopment projects. Additional information on these entities can be found on page 32.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Twelve Months Ended
	12/31/2024	12/31/2023	Change ($)	Change (%)	12/31/2024	12/31/2023	Change ($)	Change (%)

Revenue
Cash rental income	$105,846	$105,739	$107	0.1%	$420,443	$414,173	$6,270	1.5%
Tenant reimbursements	24,914	21,736	3,178	14.6%	96,052	90,267	5,785	6.4%
Straight line effects of lease revenue	2,740	878	1,862	212.1%	8,492	6,479	2,013	31.1%
Amortization of lease-related intangibles	2,351	2,869	(518)	(18.1)%	10,020	13,800	(3,780)	(27.4)%
Total rents	135,851	131,222	4,629	3.5%	535,007	524,719	10,288	2.0%

Other property related income	7,607	5,568	2,039	36.6%	25,043	21,167	3,876	18.3%
Total revenue	143,458	136,790	6,668	4.9%	560,050	545,886	14,164	2.6%

Property operating expense	59,060	54,423	(4,637)	(8.5)%	228,206	219,402	(8,804)	(4.0)%

Property other income (expense)	108	108	—	—%	431	683	(252)	(36.9)%

Same store net operating income (accrual)	$84,506	$82,475	$2,031	2.5%	$332,275	$327,167	$5,108	1.6%

Less:
Straight line effects of lease revenue	(2,740)	(878)	(1,862)	(212.1)%	(8,492)	(6,479)	(2,013)	(31.1)%
Amortization of lease-related intangibles	(2,351)	(2,869)	518	18.1%	(10,020)	(13,800)	3,780	27.4%
Non-cash general reserve for uncollectible accounts	—	—	—		—	(1,000)	1,000	100.0%
Same store net operating income (cash)	$79,415	$78,728	$687	0.9%	$313,763	$305,888	$7,875	2.6%

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data and ratios)

	As of	As of
	December 31, 2024	December 31, 2023

Market Capitalization
Common stock price	$9.15	$7.11
Total shares outstanding	124,083	123,715
Equity market capitalization (1)	$1,135,360	$879,616
Total debt - GAAP	$2,222,346	$2,054,596
Total net principal amount of debt outstanding (net of cash and investments on hand at period end) (2) (excludes premiums, discounts, and deferred financing costs)	$2,128,541	$2,065,827
Total market capitalization (1)	$3,377,783	$2,949,649
Ratios & Information for Debt Holders
Total gross assets	$5,545,675	$5,415,573
Net principal amount of debt / Total gross assets less cash and cash equivalents (2)	39.2%	38.2%
Average net principal amount of debt to Core EBITDA - quarterly (3)	6.8 x	6.5 x
Average net principal amount of debt to Core EBITDA - trailing twelve months (4)	6.8 x	6.4 x

(1)	Reflects common stock closing price, shares outstanding, and principal amount of debt outstanding as of the end of the reporting period.
(2)	At December 31, 2024, the Company held a total of $113.9 million in cash and cash equivalents, escrow deposits and restricted cash to be used primarily for future debt retirement in early 2025; the metric shown is on a net debt basis to account for this elevated cash balance.
(3)	Calculated using the annualized Core EBITDA for the quarter and the average daily principal balance of debt outstanding during the quarter less the average balance of cash and escrow deposits and restricted cash during the quarter.
(4)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average daily principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2024
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate	Weighted Average Maturity

Floating Rate (2)	—	—%	—
Fixed Rate	2,242,423	6.01%	48.2 months
Total	$2,242,423	6.01%	48.2 months

Unsecured & Secured Debt
Debt	Principal Amount Outstanding (1)	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$2,050,000	6.19%	48.5 months
Secured	192,423	4.10%	45.0 months
Total	$2,242,423	6.01%	48.2 months

Debt Maturities (3)
Maturity Year	Secured Principal Amount Outstanding (1)	Unsecured Principal Amount Outstanding (1)	Weighted Average Interest Rate	Percentage of Total Debt

2025 (4)	—	250,000	4.79%	11.2%
2026	—	—	—	—
2027	—	200,000	5.41%	8.9%
2028	192,423	600,000	8.00%	35.3%
2029	—	400,000	7.11%	17.8%
2030	—	300,000	3.90%	13.4%
2031	—	—	—	—
2032	—	300,000	2.78%	13.4%
Total	$192,423	$2,050,000	6.01%	100.00%

(1)	All of Piedmont's outstanding debt as of December 31, 2024 was interest-only with the exception of the fixed-rate mortgage associated with 1180 Peachtree Street in Atlanta, GA.
(2)	All of Piedmont's outstanding debt as of December 31, 2024 was fixed rate with the exception of the $600 million unsecured line of credit, which had no balance outstanding at the end of the quarter.
(3)	For loans that provide extension options that are conditional solely upon the Company providing proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected herein.
(4)	Subsequent to December 31, 2024, the $250 million term loan was paid off in full, using proceeds from a $125 million increase on the existing $200 million term loan (which also closed subsequent to year end), cash on hand, and the Company's available line of credit. The amended term loan's final maturity date was extended to January 29, 2028. In addition, the revolving line of credit was recast subsequent to year end, extending the final maturity date to June 30, 2030. Further detail on both the amended term loan and the revolving line of credit recast can be found in notes 4 and 5 on the following page.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)	Maturity Date	Principal Amount Outstanding as of December 31, 2024

Secured Debt
$197 Million Fixed-Rate Mortgage (1180 Peachtree Street)	4.10%	4.10%	10/1/2028	192,423
Secured Subtotal / Weighted Average Interest Rate		4.10%		$192,423

Unsecured Debt
$250 Million Unsecured 2018 Term Loan (3)	SOFR + 1.20%	4.79%	3/31/2025	250,000
$200 Million Unsecured 2024 Term Loan (4)	SOFR + 1.30%	5.41%	1/29/2027	200,000
$600 Million Unsecured 2022 Line of Credit (5)	SOFR + 1.04%	5.45%	6/30/2027	—
$600 Million Unsecured 2023 Senior Notes (6)	9.25%	9.25%	7/20/2028	600,000
$400 Million Unsecured 2024 Senior Notes (7)	6.88%	7.11%	7/15/2029	400,000
$300 Million Unsecured 2020 Senior Notes (8)	3.15%	3.90%	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes (9)	2.75%	2.78%	4/1/2032	300,000
Unsecured Subtotal / Weighted Average Interest Rate		6.19%		$2,050,000

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		6.01%		$2,242,423
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs				(20,077)
Total Debt - GAAP				$2,222,346

Cash, cash equivalents, and restricted cash and escrows				113,882

Total Net Debt - Principal Amount Outstanding				$2,128,541

(1)	The all-in stated interest rates for the SOFR selections are comprised of the relevant adjusted SOFR (calculated as the base SOFR plus a fixed adjustment of 0.10%) and is subject to an additional spread over the selected rate based on Piedmont's current credit rating. During any period that the Company has received credit ratings from two different credit rating agencies that are not equivalent, the credit rating shall be determined as the higher of the two credit ratings.
(2)	The effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts.
(3)	The $250 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into multiple interest rate swap agreements which effectively fixes the interest rate on the entire facility through the loan's maturity date and can only change with a credit rating change for the Company (based on the highest rating of the two credit rating agencies). Subsequent to December 31, 2024, the $250 million term loan was paid off in full, using proceeds from a $125 million increase on the existing $200 million term loan (which also closed subsequent to year end), cash on hand, and the available line of credit.
(4)	The $200 million unsecured term loan has a stated variable interest rate; however, Piedmont entered into multiple interest rate swap agreements which effectively fixes the entire facility through February 1, 2026 and can only change with a credit rating change for the Company (based on the highest rating of the two credit rating agencies). Subsequent to December 31, 2024, the Company amended this facility to increase the principal amount by $125 million (to a total of $325 million) and to add two six month extension options for a final maturity date of January 29, 2028. The additional $125 million principal amount has a stated variable interest rate of SOFR + 1.30%.
(5)	There was no balance outstanding under the unsecured line of credit as of December 31, 2024. This revolving credit facility has an initial maturity date of June 30, 2026; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 30, 2027. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various SOFR selections. Subsequent to December 31, 2024, the Company recast this revolving facility to extend the initial maturity date to June 30, 2028, with two additional one year extension options, for a final maturity date of June 30, 2030.
(6)	The original $400 million unsecured senior notes were offered for sale at 99.000% of the principal amount; the resulting effective cost of the original $400 million financing is approximately 9.50% before the consideration of transaction costs. Piedmont offered an additional $200 million in unsecured senior notes for sale at 101.828% of the principal amount; the resulting effective cost of the $200 million additional financing is approximately 8.75%.
(7)	The $400 million unsecured senior notes were offered for sale at 98.993% of the principal amount; the resulting effective cost of the financing is approximately 7.114% before the consideration of transaction costs.
(8)	The $300 million unsecured senior notes were offered for sale at 99.236% of the principal amount; the resulting effective cost of the financing is approximately 3.24% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 3.90%.
(9)
The $300 million unsecured senior notes were offered for sale at 99.510% of the principal amount; the resulting effective cost of the financing is approximately 2.80% before the consideration of transaction costs and the impact of interest rate hedges. After incorporating the results of the related interest rate hedging activity, the effective cost of the financing is approximately 2.78%.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of December 31, 2024
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

Maximum leverage ratio	0.60	0.44	0.42	0.41	0.41	0.37
Minimum fixed charge coverage ratio (2)	1.50	2.24	2.35	2.49	2.67	2.91
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.31	2.33	2.37	2.39	2.67
Minimum unencumbered interest coverage ratio (3)	1.75	2.30	2.40	2.57	2.75	2.99

		Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023

Total debt to total assets	60% or less	46.6%	46.7%	46.8%	45.2%	44.4%
Secured debt to total assets	40% or less	4.0%	4.0%	4.1%	4.2%	4.2%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.57	2.70	2.85	3.04	3.29
Unencumbered assets to unsecured debt	150% or greater	213%	212%	212%	220%	225%

	Three Months Ended	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	December 31, 2024	December 31, 2024	December 31, 2023

Average net principal amount of debt to core EBITDA (5)	6.8 x	6.8 x	6.4 x
Fixed charge coverage ratio (6)	2.2 x	2.2 x	2.9 x
Interest coverage ratio (7)	2.2 x	2.3 x	2.9 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)	Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, and the Fifth Supplemental Indenture dated June 25, 2024 for defined terms and detailed information about the calculations.
(5)	Calculated using the average daily principal balance of debt outstanding during the identified period, less the average balance of cash and escrow deposits and restricted cash as of the end of each month during the relevant period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented). The Company had principal amortization of $0.9 million for the three months ended December 31, 2024, $3.5 million for the twelve months ended December 31, 2024, and $1.1 million for the twelve months ended December 31, 2023. The Company had capitalized interest of $3.7 million for the three months ended December 31, 2024, $12.9 million for the twelve months ended December 31, 2024 and $7.0 million for the twelve months ended December 31, 2023.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $3.7 million for the three months ended December 31, 2024, $12.9 million for the twelve months ended December 31, 2024, and $7.0 million for the twelve months ended December 31, 2023.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of December 31, 2024

Tenants Contributing 1% or More to Annualized Lease Revenue
Tenant	Credit Rating (1) S&P / Moody's	Number of Properties	Lease Term (2) Remaining	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	11.9	$29,773	5.3	518	3.8
City of New York	AA / Aa2	1	1.4	16,115	2.8	313	2.3
US Bancorp	A / A3	1	9.3	15,885	2.8	447	3.3
Amazon	AA / A1	2	5.6	14,541	2.6	274	2.0
Microsoft	AAA / Aaa	2	6.4	13,938	2.5	355	2.6
King & Spalding	No Rating Available	1	6.3	13,214	2.3	268	2.0
Transocean	CCC+ / B3	1	11.3	11,719	2.1	301	2.2
Ryan	B+ / B3	1	1.9	9,935	1.8	186	1.4
VMware, Inc (subsidiary of Broadcom)	BBB / Baa1	1	2.6	9,291	1.6	215	1.6
Schlumberger Technology	A / A1	1	4.0	8,231	1.5	254	1.9
Gartner	BBB- / Baa3	2	9.5	7,978	1.4	207	1.5
Fiserv	BBB / Baa2	1	2.6	7,629	1.3	195	1.4
Salesforce.com	A+ / A1	1	4.6	7,586	1.3	182	1.4
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	1.5	7,213	1.3	222	1.6
Eversheds Sutherland	No Rating Available	1	1.3	7,076	1.2	180	1.3
MasterCard	A+ / Aa3	1	5.6	7,000	1.2	133	1.0
International Food Policy Research Institute	No Rating Available	1	7.1	6,762	1.2	102	0.8
Travel + Leisure Co.	BB- / Ba3	1	15.8	5,702	1.0	182	1.4
Other			Various	367,756	64.8	9,004	66.5
Total				$567,344	100.0	13,538	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(2)	Reflects the weighted average lease terms remaining in years weighted by Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2024

Tenant Credit Rating

Rating Level (1) S&P / Moody's	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$22,302	3.9
AA / Aa	75,035	13.2
A / A	55,149	9.7
BBB / Baa	63,169	11.2
BB / Ba	19,666	3.5
B / B	30,603	5.4
Below	1,871	0.3
Not rated (2)	299,549	52.8
Total	$567,344	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	342	35.3	$26,740	4.7	239	1.8
2,501 - 10,000 sf	363	37.5	75,635	13.3	1,875	13.8
10,001 - 20,000 sf	107	11.1	58,684	10.4	1,456	10.8
20,001 - 40,000 sf	87	9.0	91,662	16.2	2,340	17.3
40,001 - 100,000 sf	43	4.4	109,576	19.3	2,686	19.8
Greater than 100,000 sf	26	2.7	205,047	36.1	4,942	36.5
Total	968	100.0	$567,344	100.0	13,538	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2024			December 31, 2023
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	13,620	15,335	88.8%	14,419	16,635	86.7%
Total leases signed during period	433			816
Less:
Lease renewals signed during period	(339)			(662)
New leases signed during period for spaces currently occupied or out of service	(3)			(23)
Leases expired during period and other	(173)	(12)		(124)	(72)
Subtotal	13,538	15,323	88.4%	14,426	16,563	87.1%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	—	—		—	—
As of December 31, 20xx	13,538	15,323	88.4%	14,426	16,563	87.1%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2024			December 31, 2023
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	14,426	16,563	87.1%	14,440	16,658	86.7%
Total leases signed during period	2,431			2,243
Less:
Lease renewals signed during period	(1,400)			(1,413)
New leases signed during period for spaces currently occupied or out of service	(299)			(180)
Leases expired during period and other	(1,187)	(12)		(664)	(95)
Subtotal	13,971	16,551	84.4%	14,426	16,563	87.1%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(433)	(1,228)		—	—
As of December 31, 20xx	13,538	15,323	88.4%	14,426	16,563	87.1%

Same Store Analysis
Less acquisitions and dispositions after December 31, 2023 and out-of-service redevelopments (2) (3)	—	—	—%	(924)	(1,224)	75.5%
Same Store Leased Percentage as of December 31, 20xx	13,538	15,323	88.4%	13,502	15,339	88.0%

(1)	Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end at our in-service properties, divided by total rentable in-service square footage as of period end.
(2)	For additional information on acquisitions and dispositions and current out-of-service redevelopments, please refer to page 32.
(3)	Dispositions completed during the previous twelve months are deducted from the previous period data, and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments that commenced during the previous twelve months that were taken out of service are deducted from the previous period data, and previously out of service redevelopments that were placed back in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis

	Three Months Ended
	December 31, 2024
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	260	60.1%	1.7%	11.5%	14.7%
Leases executed for spaces excluded from analysis (3)	173	39.9%

	Twelve Months Ended
	December 31, 2024
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	1,523	62.6%	9.9%	11.9%	18.9%
Leases executed for spaces excluded from analysis (3)	908	37.4%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2024
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,785	11.6
2024 (2)	7,702	1.4	131	0.9
2025	41,933	7.4	1,050	6.8
2026	68,714	12.1	1,660	10.8
2027	50,551	8.9	1,300	8.5
2028	51,515	9.1	1,374	9.0
2029	54,854	9.7	1,307	8.5
2030	54,553	9.6	1,269	8.3
2031	35,075	6.2	867	5.7
2032	33,750	5.9	832	5.4
2033	10,198	1.8	227	1.5
2034	40,416	7.1	1,042	6.8
2035	29,553	5.2	775	5.1
2036	21,564	3.8	552	3.6
Thereafter	66,966	11.8	1,152	7.5
Total	$567,344	100.0	15,323	100.0

Average Lease Term Remaining
12/31/2024	6.0 years
12/31/2023	5.7 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of December 31, 2024, comprised of approximately 131,000 square feet and Annualized Lease Revenue of $7.7 million.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2024
(in thousands)

	Q1 2025 (1)		Q2 2025		Q3 2025		Q4 2025
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	61	$2,215	89	$3,506	68	$2,540	119	$4,296
Boston	19	734	—	—	12	414	16	414
Dallas	152	7,597	43	2,041	63	3,150	20	1,401
Minneapolis	6	263	29	1,172	7	281	132	5,182
New York	36	2,055	9	500	—	—	—	—
Orlando	75	1,776	4	163	28	960	65	2,128
Northern Virginia / Washington, D.C.	76	4,385	9	1,107	21	1,100	22	1,186
Other	—	—	—	—	—	—	—	—
Total (3)	425	$19,025	183	$8,489	199	$8,445	374	$14,607

(1)
Includes leases with an expiration date of December 31, 2024, comprised of approximately 131,000 square feet and expiring lease revenue of $6.9 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2024
(in thousands)

	12/31/2025 (1)		12/31/2026		12/31/2027		12/31/2028		12/31/2029
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	337	$12,557	485	$19,238	610	$24,438	400	$15,950	479	$18,999
Boston	47	1,562	52	2,391	27	855	141	3,803	197	8,319
Dallas	278	14,190	379	13,187	181	6,412	380	15,442	265	12,825
Minneapolis	173	6,898	36	1,366	208	7,389	65	2,530	62	2,345
New York	46	2,555	313	16,127	7	620	—	27	16	990
Orlando	172	5,027	298	10,828	224	8,544	51	1,834	217	8,019
Northern Virginia / Washington, D.C.	128	7,777	97	5,334	43	2,378	78	4,432	71	3,729
Other	—	—	—	—	—	5	259	8,283	—	6
Total (3)	1,181	$50,566	1,660	$68,471	1,300	$50,641	1,374	$52,301	1,307	$55,232

(1)
Includes leases with an expiration date of December 31, 2024, comprised of approximately 131,000 square feet and expiring lease revenue of $6.9 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 25 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024 (2)	For the Year Ended				2020 to 2024 (Weighted Average)
			2023 (3)	2022	2021	2020
Total Leasing Transactions
Square feet (1)	432,469	2,428,246	2,239,797	2,142,852	2,247,366	1,103,248	10,161,509
Tenant improvements per square foot per year of lease term	$3.56	$3.70	$3.80	$3.22	$2.78	$4.30	$3.48
Leasing commissions per square foot per year of lease term	$2.80	$2.31	$2.21	$2.22	$1.67	$1.89	$2.11
Total per square foot per year of lease term	$6.36	$6.01	$6.01	$5.44	$4.45	$6.19	$5.59
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.93	-$0.34	-$0.79	-$0.10	-$0.20	-$0.40	-$0.38

Adjusted total per square foot per year of lease term	$5.43	$5.67	$5.22	$5.34	$4.25	$5.79	$5.21

(1)	Excludes leasing transactions associated with storage and license spaces.
(2)	Tenant improvement and leasing commission amounts presented for the twelve months ended December 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2024
($ and square footage in thousands)

Location	Number of Projects	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	6	$173,668	30.6	4,712	30.8	4,368	92.7
Dallas	5	106,736	18.8	2,917	19.0	2,504	85.8
Orlando	4	63,988	11.3	1,754	11.4	1,634	93.2
Northern Virginia / Washington, D.C.	5	59,224	10.4	1,579	10.3	1,100	69.7
New York	1	55,379	9.8	1,045	6.8	998	95.5
Minneapolis	3	47,811	8.4	1,434	9.4	1,275	88.9
Boston	4	40,524	7.2	1,268	8.3	1,099	86.7
Other	2	20,014	3.5	614	4.0	560	91.2
Total / Weighted Average	30	$567,344	100.0	15,323	100.0	13,538	88.4

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2024
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.4	1,300	8.5	4	20.2	3,412	22.3	6	30.6	4,712	30.8
Dallas	—	—	—	—	5	18.8	2,917	19.0	5	18.8	2,917	19.0
Orlando	3	9.4	1,445	9.4	1	1.9	309	2.0	4	11.3	1,754	11.4
Northern Virginia / Washington, D.C.	2	5.1	683	4.5	3	5.3	896	5.8	5	10.4	1,579	10.3
New York	1	9.8	1,045	6.8	—	—	—	—	1	9.8	1,045	6.8
Minneapolis	1	5.2	930	6.1	2	3.2	504	3.3	3	8.4	1,434	9.4
Boston	—	—	—	—	4	7.2	1,268	8.3	4	7.2	1,268	8.3
Other	—	—	—	—	2	3.5	614	4.0	2	3.5	614	4.0
Total	9	39.9	5,403	35.3	21	60.1	9,920	64.7	30	100.0	15,323	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2024
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue (ALR)	Revenue (%)	Footage	Square Footage (%)
Business Services	80	10.8	$83,929	14.8	2,090	15.4
Engineering, Accounting, Research, Management & Related Services	95	12.9	78,538	13.8	1,837	13.6
Legal Services	79	10.7	57,742	10.2	1,357	10.0
Governmental Entity (1)	5	0.7	51,770	9.1	948	7.0
Real Estate	52	7.0	28,110	5.0	823	6.1
Depository Institutions	19	2.6	25,804	4.5	679	5.0
Holding and Other Investment Offices	40	5.4	23,111	4.1	533	3.9
Oil and Gas Extraction	4	0.5	23,007	4.1	642	4.7
Security & Commodity Brokers, Dealers, Exchanges & Services	57	7.7	20,797	3.7	518	3.8
Miscellaneous Retail	7	0.9	16,073	2.8	317	2.3
Health Services	32	4.3	15,167	2.7	367	2.7
Automotive Repair, Services & Parking	9	1.2	14,622	2.6	8	0.1
Membership Organizations	19	2.6	12,123	2.1	232	1.7
Insurance Agents, Brokers & Services	20	2.7	11,320	2.0	316	2.3
Insurance Carriers	15	2.0	9,758	1.7	261	1.9
Other	206	28.0	95,473	16.8	2,610	19.5
Total	739	100.0	$567,344	100.0	13,538	100.0

(1)	Comprised of all levels of governmental entities, including federal (0.2% of ALR), state (5.8% of ALR), and city / local (3.1% of ALR).

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2024

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Square Feet (in thousands)	Sale Price
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	257	$54.0 million
750 West John Carpenter Way	Dallas / Las Colinas	Q3 2024	100%	1999	315	$23.0 million
Total					572	$77.0 million

Out-of-Service Redevelopment Projects (1)
Property	Market / Submarket	Out-of-Service Date	Percent Leased	Square Feet (in thousands)	Current Asset Basis
222 South Orange Avenue at The Exchange	Orlando / CBD	Q4 2020	25%	128	$44.6 million
9320 Excelsior Boulevard	Minneapolis / I-394 Corridor	Q1 2024	0%	259	$19.5 million
Meridian	Minneapolis / I-494 Corridor	Q2 2024	7%	397	$52.9 million
Total				784	$117.0 million

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in thousands)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,611
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2,015
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24,191
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3,320
Royal Lane	Dallas / Las Colinas	6011, 6021 & 6031 Connection Drive	10.6	2,837
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6,159
TownPark	Orlando / Lake Mary	400 & 500 TownPark Commons	18.9	9,123
Total			57.2	$50,256

(1)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio leasing metrics. During the redevelopment phase, the Company plans to add or fully renovate the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent leased.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 35.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	711 Fifth Avenue, 4th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10022
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

GAAP net income (loss) applicable to common stock	$(29,978)	$(11,519)	$(9,809)	$(27,763)	$(28,030)	$(79,069)	$(48,387)
Depreciation	39,769	38,642	38,471	38,586	37,889	155,468	147,569
Amortization	16,414	17,059	18,089	18,112	24,222	69,674	87,717
Impairment charges	15,400	—	—	18,432	18,489	33,832	29,446
(Gain) / loss on sale of real estate assets	—	445	—	—	(1,946)	445	(1,946)
NAREIT Funds From Operations applicable to common stock	41,605	44,627	46,751	47,367	50,624	180,350	214,399
Adjustments:
Executive separation costs	4,831	—	—	—	—	4,831	—
Loss on early extinguishment of debt	—	—	—	386	—	386	820
Core Funds From Operations applicable to common stock	46,436	44,627	46,751	47,753	50,624	185,567	215,219
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,463	1,332	1,139	1,208	1,481	5,142	5,442
Depreciation of non real estate assets	370	347	331	272	136	1,320	847
Straight-line effects of lease revenue	(2,901)	(1,993)	(2,084)	(2,255)	(908)	(9,233)	(7,268)
Stock-based compensation adjustments	1,392	2,153	2,061	1,026	1,989	6,632	6,337
Amortization of lease-related intangibles	(2,351)	(2,463)	(2,549)	(2,656)	(2,869)	(10,019)	(13,879)
Non-incremental capital expenditures
Base Building Costs	(5,535)	(6,829)	(6,087)	(13,055)	(5,554)	(31,506)	(20,305)
Tenant Improvement Costs	(4,493)	67	(2,973)	(3,673)	(2,664)	(11,072)	(13,278)
Leasing Costs	(6,710)	(8,172)	(8,831)	(3,879)	(10,402)	(27,592)	(20,107)

Adjusted Funds From Operations applicable to common stock	$27,671	$29,069	$27,758	$24,741	$31,833	$109,239	$153,008

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	12/31/2024	12/31/2023

Net income (loss) applicable to Piedmont	$(29,978)	$(11,519)	$(9,809)	$(27,763)	$(28,030)	$(79,069)	$(48,387)
Net income (loss) applicable to noncontrolling interest	1	—	2	2	3	5	10
Interest expense	31,629	32,072	29,569	29,714	28,431	122,984	101,258
Depreciation	40,139	38,988	38,802	38,857	38,025	156,787	148,417
Amortization	16,414	17,059	18,089	18,112	24,223	69,674	87,717
Depreciation and amortization attributable to noncontrolling interests	19	20	20	20	20	79	80
Impairment charges	15,400	—	—	18,432	18,489	33,832	29,446
(Gain) / loss on sale of real estate assets	—	445	—	—	(1,946)	445	(1,946)
EBITDAre	73,624	77,065	76,673	77,374	79,215	304,737	316,595
Executive separation costs	4,831	—	—	—	—	4,831	—
Loss on early extinguishment of debt	—	—	—	386	—	386	820
Core EBITDA	78,455	77,065	76,673	77,760	79,215	309,954	317,415
General and administrative expense	7,819	6,809	8,352	7,612	7,177	30,592	29,190
Non-cash general reserve for uncollectible accounts	—	—	—	—	—	—	(1,000)
Management fee revenue	(126)	(714)	(256)	5	(247)	(1,091)	(1,004)
Other (income) expense	(1,540)	(1,983)	(220)	(171)	(38)	(3,915)	(3,256)
Straight-line effects of lease revenue	(2,901)	(1,993)	(2,084)	(2,255)	(908)	(9,233)	(7,268)
Straight-line effects of lease revenue attributable to noncontrolling interests	2	1	—	—	(3)	3	(10)
Amortization of lease-related intangibles	(2,351)	(2,463)	(2,549)	(2,656)	(2,869)	(10,019)	(13,879)
Property net operating income (cash basis)	79,358	76,722	79,916	80,295	82,327	316,291	320,188
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—	—	—
Dispositions	(35)	(141)	(298)	(1,309)	(990)	(1,783)	(3,343)
Other investments	92	816	(450)	(1,203)	(2,609)	(745)	(10,957)
Same store net operating income (cash basis)	$79,415	$77,397	$79,168	$77,783	$78,728	$313,763	$305,888

Piedmont Office Realty Trust, Inc.
In-Service Portfolio Detail (1)
As of December 31, 2024
(in thousands)

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Atlanta
999 Peachtree Street	✓	✓	✓	100.0%	1	622	87.8%	87.6%	84.7%	23,473
1180 Peachtree Street	✓	✓	✓	100.0%	1	678	96.0%	95.9%	89.8%	35,342
Galleria on the Park	✓	✓	✓	100.0%	5	2,166	92.6%	89.3%	78.5%	69,924
Glenridge Highlands	✓	✓	✓	100.0%	2	713	94.4%	93.0%	83.9%	25,195
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	96.0%	96.0%	91.5%	14,214
The Medici	✓		✓	100.0%	1	156	84.0%	82.1%	81.4%	5,520
Metropolitan Area Subtotal / Weighted Average					11	4,712	92.7%	90.9%	82.9%	173,668
Boston
5 Wall Street	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,586
Wayside Office Park	✓		✓	100.0%	2	473	94.1%	94.1%	94.1%	18,050
25 Burlington Mall Road	✓		✓	100.0%	1	291	58.4%	58.4%	58.4%	7,309
80 & 90 Central Street	✓		✓	100.0%	2	322	93.8%	88.2%	85.4%	7,579
Metropolitan Area Subtotal / Weighted Average					6	1,268	86.7%	85.3%	84.5%	40,524
Dallas
Galleria Office Towers	✓	✓	✓	100.0%	3	1,385	90.3%	89.9%	86.4%	59,303
Park Place on Turtle Creek	✓		✓	100.0%	1	180	87.8%	76.1%	71.7%	8,015
6565 North MacArthur Boulevard	✓	✓	✓	100.0%	1	254	92.1%	89.4%	86.6%	8,442
6011, 6021 & 6031 Connection Drive	✓		✓	100.0%	3	605	93.7%	93.7%	92.2%	20,231
Las Colinas Corporate Center	✓		✓	100.0%	3	493	59.8%	55.6%	44.0%	10,745
Metropolitan Area Subtotal / Weighted Average					11	2,917	85.8%	84.0%	79.6%	106,736
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	930	84.3%	83.7%	80.2%	29,914
Crescent Ridge II	✓	✓	✓	100.0%	1	295	96.3%	90.8%	74.6%	10,593
Norman Pointe I	✓		✓	100.0%	1	209	99.0%	91.9%	90.9%	7,304
Metropolitan Area Subtotal / Weighted Average					3	1,434	88.9%	86.3%	80.6%	47,811
New York
60 Broad Street			✓	100.0%	1	1,045	95.5%	93.3%	90.2%	55,379
Metropolitan Area Subtotal / Weighted Average					1	1,045	95.5%	93.3%	90.2%	55,379

Project Name	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenues

Orlando
200 South Orange Avenue at The Exchange	✓	✓	✓	100.0%	1	646	88.7%	87.6%	83.1%	22,767
CNL Center I & II	✓	✓	✓	99.0%	2	617	93.0%	93.0%	93.0%	24,762
501 West Church Street				100.0%	1	182	100.0%	—%	—%	5,702
400 & 500 TownPark Commons	✓	✓	✓	100.0%	2	309	98.7%	98.7%	98.7%	10,757
Metropolitan Area Subtotal / Weighted Average					6	1,754	93.2%	82.4%	80.7%	63,988
Northern Virginia / Washington, D.C.
4250 North Fairfax Drive	✓	✓	✓	100.0%	1	307	75.6%	75.6%	73.9%	11,673
Arlington Gateway	✓	✓	✓	100.0%	1	331	57.7%	55.9%	36.6%	9,570
3100 Clarendon Boulevard	✓	✓	✓	100.0%	1	258	77.1%	72.5%	72.1%	8,843
1201 & 1225 Eye Street	✓	✓	✓	(3)	2	474	72.8%	71.3%	69.4%	21,995
400 Virginia Avenue	✓	✓	✓	100.0%	1	209	63.6%	63.6%	63.6%	7,143
Metropolitan Area Subtotal / Weighted Average					6	1,579	69.7%	68.1%	63.1%	59,224
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	11,725
1430 Enclave Parkway	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,289
Metropolitan Area Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	20,014

Grand Total					46	15,323	88.4%	85.5%	80.7%	567,344

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 32
(2)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(3)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Major Leases Not Yet Commenced and Major Abatements

As of December 31, 2024, the Company had approximately 1.4 million square feet of executed leases for vacant space yet to commence or under rental abatement.

Uncommenced New Leases for Vacant Space 30,000 square feet or greater (excluding lease renewals)
Tenant	Property	Market	Square Feet Leased	Space Status	Estimated Lease Commencement Date	New / Expansion
Travel + Leisure Co.	501 West Church Street	Orlando	182,461	Vacant	Q4 2025	New

Leases with Abatements of 50,000 square feet or greater (either currently under abatement or will be under abatement through the end of 2026)
Tenant	Property	Market	Abated Square Feet	Estimated Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Institute for Justice	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Undisclosed Tenant	One Galleria Tower	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
Javelin Energy Partners	Las Colinas Corporate Center I	Dallas	82,878	70,053 SF Q1 2024 12,825 SF Q3 2024	September 2024 to February 2025 (82,878 SF); March 2025 to August 2025 (12,825 SF)	Q1 2035
OneDigital	Galleria 300	Atlanta	70,445	23,506 SF Q1 2024 46,939 SF Q3 2025	March 2024 to February 2025 (23,506 SF); September 2025 to August 2026 (46,939 SF)	Q4 2036
General Electric International	Galleria 600	Atlanta	77,163	Q3 2024	September 2024 through September 2025	Q3 2036
International Food Policy Research Institute	1201 Eye Street	Washington, DC	71,543	Q1 2025	January 2025 through March 2025	Q2 2035
Brand Industrial Services	Galleria 600	Atlanta	50,380	Q1 2023	March 2025	Q3 2034
Undisclosed Tenant	One and Two Galleria Tower	Dallas	284,542	Q1 2025	March 2025 through July 2025	Q3 2030
Travel + Leisure Co.	501 West Church Street	Orlando	182,461	Q4 2025	November 2025 through October 2026 (182,461 SF); November 2026 through October 2028 (39,000 SF)	Q4 2040

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of the federal securities laws. In addition, Piedmont Office Realty Trust, Inc. ("Piedmont," "we," "our," or "us"), or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the Securities and Exchange Commission or in connection with other written or oral statements made to the press, potential investors, or others. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements. Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Examples of such statements in this report include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share; descriptions of our real estate, financing, and operating objectives; the potential impact of economic conditions on our real estate and lease portfolio; discussions regarding future dividends; discussions regarding potential acquisition and disposition activity; and estimated increase in Same Store NOI for the year ending December 31, 2024, among others. These statements are based on beliefs and assumptions of our management, which in turn are based on information available at the time the statements are made.

Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the demand for office space in the markets in which we operate, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. The forward-looking statements also involve certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

•Economic, regulatory, socio-economic (including work from home and "hybrid" work policies), technological (e.g. artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates, costs of construction and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. (the "Operating Partnership") or the credit ratings of our or the Operating Partnership's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with inflation and potential increases in the rate of inflation, including the impact of a possible recession, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks of highly infectious or contagious diseases, such as the COVID-19 pandemic, as well as immediate and long-term governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2023.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

PIEDMONT
OFFICE REALTY TRUST

www.piedmontreit.com

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